UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) May 5, 2006

PHOTRONICS, INC.

(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 1.01 Entry Into a Material Definitive Agreement

On May 5, 2006, Photronics, Inc. (“Photronics”) and Micron Technology, Inc. (“Micron”) entered into a joint venture known as MP Mask Technology Center, LLC (“MP Mask”). The joint venture will develop and produce photomasks for leading-edge and advanced next generation semiconductors. As part of the formation of the joint venture, Micron contributed its existing photomask technology center located at its Boise headquarters to MP Mask and Photronics paid Micron $120 million on the date of closing and will pay Micron an additional $7.5 million on each of the first and second anniversaries of the closing date in exchange for a 49.99% interest in MP Mask and a license for photomask technology of Micron and certain supply agreements.

Photronics and Micron also intend to build an independent state-of-the-art NanoFab facility (the “New NanoFab”) in Boise, Idaho, for volume production of advanced technology photomasks. The New NanoFab will be constructed by Micron, equipped and operated by Photronics and subject to a lease purchase in favor of Photronics. Photronics’ total investment in the purchase and equipping of the New NanoFab is expected to fall within a range of $100 million to $150 million and will include redeployment of some existing Photronics assets. This New NanoFab is expected to be completed and to begin qualification by the end of 2007.

In connection with the formation of the joint venture, Micron and Photronics have entered into a number of agreements. Set forth below are brief descriptions of the material agreements related to the formation of MP Mask.

Limited Liability Operating Agreement of MP Mask Technology Center, LLC

The Limited Liability Operating Agreement of MP Mask Technology Center, LLC (the “Operating Agreement”) governs the rights and obligations of the parties in connection with the operation of MP Mask.

MP Mask will be governed by a Board of Managers. The Board of Managers will initially consist of 6 managers, 3 of the managers being appointed by Micron and 3 appointed by Photronics. The number of managers appointed by each party can be adjusted depending upon the parties’ ownership interest in MP Mask. In the event of any deadlock between the Board of Managers, the Chairman of the Board will cast the tie-breaking vote. Micron will initially appoint the Chairman of the Board of Managers; however, if Micron’s ownership interest falls below a certain percentage then the Chairman of the Board will be appointed by Photronics. MP Mask will have a General Manager who will be selected by Micron with input from the Board of Managers; provided however, if Micron’s ownership interest falls below a certain percentage then the General Manager will be appointed by Photronics.

The Board of Managers shall be responsible for determining the type of financing required to fund the operation of MP Mask which is expected to include additional capital contributions from the members and which may also include incurring debt from members or from the public, private or bank markets.

MP Mask will segregate all internal research and development costs and all selling, general and administrative costs and bill those costs directly to Micron and Photronics based upon the party requesting the research and development and the actual usage and photomasks shipped to each party, respectively.

The Operating Agreement contains certain provisions restricting the transfer of membership interests and also contains certain terms and conditions relating to termination upon a change in control of Photronics.

The term of the Operating Agreement is for an initial period of ten (10) years and will renew for up to two (2) five (5) year periods unless Micron or Photronics elects to dissolve MP Mask.

Contribution and Units Purchase Agreement

As part of the establishment of the joint venture and in connection with the execution of the Operating Agreement, Micron, pursuant to the terms of the Contribution and Units Purchase Agreement, transferred and assigned to MP Mask its existing photomask technology center in Boise, Idaho in exchange for 100% of the membership interests of MP Mask. Micron then sold to Photronics 49.99% of the membership interests in MP Mask. The Contribution and Units Purchase Agreement contains payment terms for Photronics purchase of the membership interests.

The Contribution and Units Purchase Agreement contains certain representations and warranties of Micron and Photronics. The Contribution and Units Purchase Agreement also contains certain customary provisions regarding the indemnification obligations of Micron and Photronics.

Technology License Agreement

Pursuant to the terms of the Technology License Agreement, Micron and Photronics cross-licensed to each other and licensed to MP Mask certain technology respectively owned by them. The Technology License Agreement contains payment terms for the licenses granted to Photronics. The Technology License Agreement has a defined release and transfer process for different types of defined technology and also contains certain restrictions on use of the technology for products that compete with Micron. The Technology License Agreement also contains certain provisions providing for payments in the event of a change in control of Photronics.

Supply Agreements

There were three supply agreements that were entered into as part of the joint venture transaction. The three supply agreements have similar provisions with respect to the terms of the purchase orders, shipping and delivery terms, taxes, warranties, and confidential information. Furthermore, all three supply agreements have a term of 10 years.

The Photronics to Micron Supply Agreement sets forth the terms and conditions under which Micron will purchase photomasks and photomask prototypes from Photronics. The Photronics to Micron Supply Agreement provides that Photronics is required to place a certain level of Micron orders with MP Mask in order to ensure the most efficient utilization of the MP Mask facility. The Photronics to Micron Supply Agreement also provides that Micron will, subject to purchase certain qualification and other requirements, purchase a certain percentage of its outsourcing requirements from Photronics. The Photronics to Micron Supply Agreement further requires Photronics to reserve for Micron a specified portion of the capacity of the New NanoFab for the ten (10) year term and, under certain circumstances, for a wind down period after termination of the joint venture.

The Company to Photronics Supply Agreement sets forth the terms and conditions under which Photronics will purchase photomasks and photomask prototypes manufactured by MP Mask. The Company to Photronics Supply Agreement provides for certain capacity commitments that MP Mask must provide to Photronics.

The Company to Micron Direct Supply Agreement sets forth the terms and conditions under which Micron will purchase photomasks and photomask prototypes manufactured by MP Mask directly from MP Mask for certain internal uses and for resale to certain third parties.

Build to Suit Lease Agreement

The Build to Suit Lease Agreement sets forth the terms and conditions for the development and construction of the New NanoFab that will be built by Micron and equipped, leased and operated by Photronics. The terms of the Build to Suit Lease Agreement provide for repayment of Micron’s development cost for the New NanoFab and the ultimate conveyance to Photronics of the New NanoFab after certain terms and conditions have been met. The term of the Build to Suit Lease is for 5 years and the lease may be prepaid and the New NanoFab acquired by Photronics, upon satisfaction of certain conditions. The Build to Suit Lease Agreement sets forth the rent payments that Photronics must pay to Micron. The Build to Suit Lease also contains certain default and remedy provisions.

Service Agreements

MP Mask is not expected to have any employees, and will be operated wholly by the joint venture partners and their employees assigned to work at MP Mask. As part of the transaction, Micron and MP Mask entered into an Information Technology and Operational and General Administrative Services Agreement pursuant to which Micron will perform certain services for MP Mask. Photronics and MP Mask entered into an Operational and General Services Agreement pursuant to which Photronics will perform certain services for MP Mask.

Item 7.01 Regulation FD Disclosure

On May 8, 2006, Photronics and Micron issued a press release announcing that Photronics and Micron formed a joint venture known as the MP Mask Technology Center. The joint venture will develop and produce photomasks for leading-edge and advanced next generation semiconductors and will begin supplying the photomasks immediately. A copy of the press release related to this transaction is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of such section. The information in Item 7.01 of this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended by the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report contains forward-looking statements about Photronics and MP Mask. Except for historical information, the matters discussed in this Current Report are forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ materially, including, but not limited to, the following: overall economic and business conditions; the demand and receipt of orders for Photronics’ products; competitive factors in the industries and geographic markets in which Photronics competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); Photronics ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; uncertainties with respect to the integration and management of the new joint venture, delays in the construction and equipping of the New NanoFab facility, the ability to transfer licensed applications to other applications, the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of Photronics to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in Photronics SEC filings from time to time. Any forward-looking statements should be considered in light of these factors. Although Photronics believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Exhibit No. 99.1 Financial Statements and Exhibits

(c) Exhibits

The following exhibit is filed herewith

Press Release issued May 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE May 11, 2006	BY	/s/ Edwin L. Lewis
Edwin L. Lewis
Senior Vice President, General Counsel and Secretary

PHOTRONICS, INC.